UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2002

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Item 5. Other Events.

Heritage Commerce Corp Announces

Consolidation of Bank Operations

San Jose, California. Heritage Commerce Corp (NASDAQ: HTBK) today announced that its Board of Directors has authorized the merger of three of its wholly owned commercial bank subsidiaries into the Company's original wholly owned bank subsidiary. Under the proposed reorganization, Heritage Bank East Bay, Heritage Bank South Valley and Bank of Los Altos will be merged into Heritage Bank of Commerce, the Company's first and largest bank, founded in 1994 and headquartered in San Jose. Heritage Bank East Bay, Heritage Bank South Valley and Bank of Los Altos will operate as divisions of Heritage Bank of Commerce and continue to serve their local markets and communities under their current names. The proposed transaction is expected to be completed by December 31, 2002 and is subject to regulatory approval.

Chairman and Chief Executive Officer Brad L. Smith stated, "Heritage Commerce Corp, a multi-bank holding company with four separately chartered commercial banks, has experienced remarkable growth since its inception. As the Company continues to evolve, we believe that consolidating the four bank operations under one bank charter can significantly enhance shareholder value. Such a consolidation will allow us to eliminate many of the duplicate activities required to maintain four separate charters, thus creating opportunities for cost savings. Of even greater importance, a merger of the charters will create a much more efficient organization, designed to maximize responsiveness to the needs of the Company's customers and our target market -- closely held businesses and high net worth individuals in the southern and eastern regions of the Bay Area."

Mr. Smith further stated, "Heritage Commerce Corp remains fully committed to meeting the unique needs of the communities we serve. To this end, the merged banks will continue to do business under their current names and local management will continue to make decisions locally. We are confident that we can complete these mergers seamlessly with no inconvenience to our customers."

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of four independent community banks: Heritage Bank of Commerce, headquartered in San Jose with SBA Loan Production Offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Pittsburg, and Glendale, CA; Heritage Bank East Bay, headquartered in the city of Fremont with an office in Danville; Heritage Bank South Valley in Morgan Hill with a Branch in Gilroy, and Bank of Los Altos, with two locations in Los Altos and one in Mountain View.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors, which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2002

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern

Name: Lawrence D. McGovern

Executive Vice President and Chief Financial Officer